Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of Ultrapar Participações S.A. of our report dated January 31, 2007, except for the Notes 24 and 25 as to which the date is May 24, 2007 relating to the financial statements of Ultrapar Participações S.A. for the years ended December 31, 2006, 2005 and 2004, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu Auditores Independentes

São Paulo, Brazil

September 28, 2007

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